Part II.  Other information, Item 6a.

                                EXHIBIT 11

                        COMPUTATION OF EARNINGS PER SHARE
                    (In thousands, except per share amounts)

                                                           Quarter Ended
                                                       2-Jul-95      3-Jul-94
Primary:

Weighted average shares outstanding                     38,212        33,483

Net effect of dilutive stock options                     2,512         2,624
                                                    ------------  ------------
Total                                                   40,724        36,107
                                                    ============  ============
Net income                                          $   28,791    $   16,878
                                                    ============  ============
Earnings per share                                  $     0.71    $     0.47
                                                    ============  ============
Fully diluted:

Weighted average shares outstanding                     38,212        33,483

Net effect of dilutive stock options                     2,643         2,624

Assumed conversion of convertible subordinated
notes                                                    1,366
                                                    ------------  ------------
Total                                                   42,221        36,107
                                                    ============  ============
Net income                                          $   28,791    $   16,878

Add:
Convertible subordinated notes interest, net of
income taxes                                        $      594
                                                    ------------  ------------
Adjusted net income                                 $   29,385    $   16,878
                                                    ============  ============
Earnings per share                                  $     0.70    $     0.47
                                                    ============  ============